Limited Power of Attorney
The undersigned hereby constitutes and appoints each of Craig M. Dwight, Mark E. Secor, James D. Neff and Daniel R. Buresh, signing singly, with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:
1.
Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or a beneficial owner of securities of Horizon Bancorp, Inc., an Indiana corporation (the “Company”), any Form 3 - Initial Statement of Beneficial Ownership of  Securities, Form 4 - Statement  of Changes in Beneficial Ownership of Securities, Form 5 - Annual Statement of Changes in Beneficial Ownership, or Form ID - Uniform Application for Access Codes to File on EDGAR, required to be filed by the undersigned with respect to the undersigned’s beneficial ownership of securities of the Company, and to file the same, with any and all exhibits thereto, with the Securities and Exchange Commission (“SEC”) and any stock exchange or similar authority;

2.
Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or ID; complete and execute any amendment or amendments thereto; and timely file such form with the SEC and any stock exchange or similar authority; and

3.
Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

In Witness Whereof, the undersigned has caused this Limited Power of Attorney to be executed as of this 15th day of January, 2019.

/s/ Julie Scheck Freigang
Julie Scheck Freigang

State of Indiana	)
) SS:
County of LaPorte	)

Before me, a Notary Public, in and for said county and state, personally appeared Dennis J. Kuhn, known to me to be the person whose name is subscribed hereinabove, who acknowledged the execution of the foregoing instrument to be his free act and deed.  Witness my hand and seal this 15th day of January, 2019.

/s/ Leslie Helen Biggs
[NOTARY STAMP]	Notary Public

Leslie Helen Biggs
Printed Name
My Commission Expires:

December 5, 2020

My County of Residence:

LaPorte